Exhibit 99.2

Investor Presentation AUGUST 2024

Disclaimer 2 This presentation (“Presentation”) is with respect to the proposed business combination (the “Proposed Transaction”) between Concord Acquisition Corp II (“Concord”) and Events.com, Inc. (the “Company”). The Company and Concord disclaim all warranties, whether express, implied or statutory, with respect to this Presentation. The Presentation discusses trends and markets that the leadership teams of Concord and the Company. Industry and market data used have been obtained from third party industry publications and sources as well as from research reports prepared for other purposes. Neither the Company nor Concord have independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. Nothing in this Presentation imposes on the Company or Concord or their advisors or representatives any Forward-Looking Statements This Presentation includes ‘forward-looking statements”. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “Intend,” “would,” “should,” “will,” “expect,” “anticipate,” “believe,” “seek, or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. “Forward-looking statements” include, without limitation, all statements about the Company’s future plans and performance and Concord’s and the Company’s expectations with respect to the Proposed Transaction, including statements regarding the benefits of the Proposed Transaction, the anticipated timing of the Proposed Transaction, the enterprise valuation of the Company or the combined company, market opportunities for the Company’s products and services, and anticipated industry trends, in each case regardless of whether the foregoing expressions are used to identify them. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the Company’s and Concord’s management teams and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company and Concord. These forward-looking statements are subject to a number of risks and uncertainties, including the early stage nature of the Company’s business and its past and projected future losses; the effectiveness of the Company’s marketing and growth strategies; the inability of the parties to successfully or timely consummate the Proposed Transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Transaction or that the approval of the stockholders of the Company or Concord is not obtained; the risk that the Proposed Transaction may fail to meet the expectations of investors or securities analysts; the Company’s inability to protect its intellectual properly rights from unauthorized use by third parties; the Company’s need for and the availability of additional capital: cybersecurity risks; the dual class structure of the combined company’s common stock, which will limit other investors’ ability to influence corporate matters; the amount of redemption requests made by Concord’s public stockholders; the ability of Concord or the combined company to issue equity or equity-linked securities or to otherwise obtain financing in connection with the Proposed Transaction or in the future; costs related to the Proposed Transaction; the outcome of any legal proceedings that may be instituted against the Company or Concord following the announcement of the Proposed Transaction; the inability to meet and maintain the listing of Concord or the combined company on the NYSE American; and other risks and uncertainties to be discussed in the registration statement on Form S-4 to be filed by Concord in connection with the Proposed Transaction (the “Form S-4”), and in Concord’s other filings with the Securities and Exchange Commission (the “SEC”), including its most recent annual report on Form 10-K, under the heading “Risk Factors”. If any of these risks materialize or if assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that are not presently known to the Company or Concord or that the Company or Concord currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s and/or Concord’s expectations, plans or forecasts of future events and views as of the date of this Presentation. The Company and Concord anticipates that subsequent events and developments will cause the Company’s and/or Concord’s assessments to change. However, while the Company and/or Concord may elect to update these forward-looking statements at some point in the future, the Company and Concord each specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s or Concord’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Additional Information about the Proposed Transaction and Where to Find It In connection with the proposed business combination, the Form S-4 is expected to be filed by Concord with the SEC. The Form S-4 will include a preliminary proxy statement for the stockholders of Concord that will also constitute a preliminary prospectus. When available, the definitive proxy statement/prospectus will be distributed to holders of Concord’s common stock in connection with Concord’s solicitation for proxies for the vote by Concord’s stockholders in connection with the Proposed Transaction and other matters to be described in the Form S-4. Concord urges investors, stockholders and other interested persons to read, when available, the Form S-4, including the proxy statement/prospectus contained therein, as well as other documents filed with the SEC in connection with the Proposed Transaction, as these materials will contain important information about the Company, Concord, and the Proposed Transaction. Interested parties will also be able to obtain free copies of such documents filed with the SEC (once available) at the SEC’s website located at www.sec.gov, or security holders may direct a request to Concord Acquisition Corp II, Attn: Corporate Secretary, 477 Madison Avenue, 22nd Floor, New York, NY 10022. Concord, the Company and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Concord’s security holders in connection with the Proposed Transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Concord’s directors and executive officers in its filings with the SEC, including Concord’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 31, 2024. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Concord’s security holders in connection with the Proposed Transaction will be set forth in the Form S-4, along with information concerning the interests of Concord’s and the Company’s participants in the solicitation. Such interests may, in some cases, be different from those of Concord’s or the Company’s equity holders generally. No Offer or Solicitation The Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer. Solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investment in any securities described herein has not been approved or disapproved by the SEC or any other regulatory authority nor has any authority passed upon or endorsed the merits of the offering or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense. Trademarks This Presentation contains trademarks, service marks, trade names and copyrights of the Company and other companies, which are the property of their respective owners.

Today’s Presenters 3 Bob Diamond Chairman Jeff Tuder CEO Paul Brown CFO Mitch Thrower CEO, Chairman & Co-Founder Stephen Partridge COO, President & Co-Founder Bob Bellack CRO Select Company Experience Select Company Experience

Overview of Concord Acquisition Corp II 4 Partnership Approach Deep Experience & Success in Fundraising Global Network of Executives & Investors Extensive Operating & Investing Experience • Differentiated and diverse global operating and investment experiences • Deep domain expertise within technology and tech enabled services • Strong relationships with leading institutional investors • $3B of capital raise for Atlas funds and co-investments since inception • Comprehensive network of industry relationships in U.S and Europe • Well-connected team including former financial services founders, bankers, academics and government officials • Collaborative, partnership-focused culture • Thorough understanding of levers to create long-term shareholder value for all public company stakeholders Bob Diamond Chairman • Founding Partner and CEO of Atlas Merchant Capital • Previously, CEO of Barclays Jeff Tuder CEO • Operating Partner of Atlas Merchant Capital • CEO of Concord I and III until De-SPAC

Built to spark human connection through shared experiences 5

6 We help passionate people create, promote, discover, and make the most of every event

Key Investment Highlights Proprietary Software Platform & Multi-sided Marketplace Continued Acquisition & Integration Opportunities Experienced Management Team Category Defining Domain Name, $1.8T TAM Attractive Market Strategy 7

Category Defining Domain Name

.com

- Trillions of dollars invested in the .com phenomenon
- .com is the world's most popular top level domain and it carries elevated status and legitimacy
- In June 2020, the **Supreme Court allowed the trademarking** of a **generic term** associated with a **domain name**[1]



DICTIONARY

- Events is one of only approximately 171k words in "current use" in English[2], and one of only approxiamtely 1,025,109 words in the English Dictionary[3]
- "Owning the .com is like owning the word globally."
- Gannett acquired the Cars.com business at an enterprise valuation of $2.5B and valued the **Cars.com domain name at $872M**[4]

events.com

- Like Hotels.com, people perceive Events.com as a marketplace for Event Organizers, Event Goers and Sponsors
- The Brand enjoys significant "mindshare" before the company's products & services have been exposed to the consumer
- People naturally bestow incumbency status as a **successful** and **large brand globally**

Domain Name Purchase Price ($M)[5]

cars.com	Apartments.com	business.com	CarInsurance.com	insurance.com	VacationRentals.com	PrivateJet.com	internet.com	Hotels.com
$872M	$585M[6]	$350M	$50M	$36M	$35M	$30M	$18M	$11M
2014	2014	2007	2010	2010	2007	2012	2009	2011

(1) CNN (2) Word Counter (3) National Grammar Day (4) Smart Branding (5) Publicly available information (6) Refers to purchase price of entire Apartments.com entity

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Transaction Overview 9 • Concord Acquisition Corp II (“Concord II”, “CNDA”) intends to complete a business combination with Events.com, Inc. (the “Business Combination”) • The Business Combination is targeted to close in Q1 2025, subject to the satisfaction of customary closing conditions • The Business Combination implies a pro forma enterprise value of approximately $399M(1) • Existing Events.com shareholders will roll 100% of their equity as part of the Business Combination and own approximately 72% of the pro forma company • SPAC Sponsor intends to help the Company raise up to $50M through a mix of cash in trust and PIPE financing Business Combination Valuation Overview Capital Structure (1) Assumes a $434M pro forma equity value at closing, based on 43.4M shares outstanding, and $35M of pro forma net cash

Company Overview

11 Event creators globally are using multiple disparate systems that don’t play well together Event goers need a better way to discover and connect with the right events for them The Problem

12 A single, unified, multi-lingual, multi-currency platform that helps event creators save time and make more money and helps attendees connect with more events they love: Events.com The Solution

The all-in-one platform designed to manage the full event cycle operating globally in multiple currencies and languages 13 WONDERFRONT MUSIC FESTIVAL 136,000 Attendees(1) (1) Cumulative attendees for Wonderfront music festival

Events.com Positioning 14 Marketplaces MarTech Ticketing Similar to Business Model Iconic Domain

Events.com at a Glance 15 Company Background Combined Historical Data 1.7M Total Events 45M Tickets & Registrations Processed 128 Total Countries Serviced Key Business Metrics 50,000+ Event Creators 200M+ Experiences 60M+ Event Goers 2009 Founded 105 Full Time Employees (FTEs) La Jolla, CA Headquarters Note: Data reflective of combined entities that Events.com has acquired since inception of these entities

Experienced Management Team

Events.com has assembled an impressive management team comprised of accomplished individuals in the software and financial industries



Mitch Thrower
CEO, Founder and Chairman

- Co-Founder **Active.com** (Active Network Sold @ $1.05B)
- CEO & Co-Founder **Active Europe**
- Chief Interactive Officer, **Competitor Group** (Sold $220M)
- Chairman and Owner of **Triathlete Magazine**



Stephen Partridge
COO, Founder and President

- CEO, **EventsOnline.ca & BibNumbers.com** (foundational assets)
- Board, **StartUp Canada**, (4 yr term)
- GM, **AgDealer.com** (leading Ag Equipment database and magazine)
- On the cover of **Ottawa Life** Magazine's Top People to Watch



Bob Bellack
Chief Revenue Officer

- Co-Founder, CFO **Apartments.com** (Acq. for $585M by CoStar)
- Co-Founder, CFO **Cars.com** (Acq. for $1.8B by Gannett)
- Portfolio Board Member, **Dragon Global**
- President of Digital Media, **Los Angeles Times**



Paul Brown
Chief Financial Officer

- Seasoned M&A business executive with 12+ sales and acquisitions from start-ups to large companies
- Previously at **Hybrid Apparel** and **Villeroy & Boch USA, Inc.**



Jeff Cameron
Chief Technology Officer

- CTO, **Verint Systems**
- CTO, **Kiran Analytics** (Acquired by Verint)
- CTO, **Exametric**
- Industrial and Systems Engineering Consultant, **Kiran Consulting Group**



Cami Winding
VP, Marketing

- Led digital brand growth on the consumer marketing team at **Pinterest**
- Implemented acquisition marketing strategy at **Oracle** Marketing Cloud
- Marketing professional with vast experience in B2B and consumer technology at large corporations



Paolo Privitera
Corporate Development

- CEO and co-founder of **Evensi**, the world's largest events discovery and promotion network
- Mentor at **500 Startups**, **Google Launchpad**, China Accelerator, Alchemist, Start-Up Chile, Health Wildcatters, Future Food

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Supported by Network of High-Impact Investors and Advisors



Bill Trzos
CEO & Managing Partner, **Cypress Ascendant**



Eric Schmidt
Former Chairman, **Google (Alphabet)**



Dr. Bernice King
CEO, **Martin Luther King Jr. Center for Nonviolence**



Harry Copperman
CEO, **HDC Ventures**
Fmr. Board of Directors, **AOL**



Doug Harrison
CEO, **The Rise Club**
Fmr. President U.S., **YouGov**



Alex Helm
VP, **Gabelli Partners**
CEO, **Acumen Capital**



Marco Landi
Fmr. COO & President, **Apple**



Jonathan Spalter
CEO, **U.S. Telecom**
Chair, **Mobile Future**
Assoc. & CIO, **U.S. Information Agency**



Tony Hawk
Founder, **Tony Hawk Inc.**



Calvin Johnson
Hall of Fame Wide Receiver, **NFL**



Pamela Moellenhoff
Early Investor, **Salesforce**
VP, **Merrill Lynch**



Giacomo Marini
President & CEO, **Noventi Ventures**
Founder, **Logitech**



Conrad Riggs
Fmr. Head of Television Business, **Amazon**



Billy Gerber
Fmr. President, **Warner Bros**
Chairman, **Gerber Pictures**



Victoria Lennox
President & CEO, **Lennox Innovations**
Co-Founder, **Startup Canada**



Terry Moore
Managing Partner & Founder, **Moore Venture Partners and the MVP Funds**



John Hoegger
Fmr. Ex Machine Learning, **Microsoft**



Raj Doshi
Pres. & COO, **April**
Fmr. Head of Strategy, **Google Americas**

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The event industry has multiple siloed solutions Ticketing Paid Media Discovery Talent Venue Check In Campaign Vendors Box Office Members Merchandising Emails Marketing SEO Sponsors Event Ads Management Social Media Virtual Analytics Fragmented, costly and time consuming to manage 18

Events.com brings them together Ticketing Event M a n a g e ment A single, modular, and unified solution that helps event creators save time and make more money Promotional Tools Discovery Spo n s ors hip Marketing On-Site Apps Box Office Members hip Social Media Campaign Paid Media Talent Merchandising C heck In A n alytics Virtu al Ven u e Vendors Data Note: Limited listings of current and future offerings

“The Airbnb and Salesforce of the Events Space” 20 A multi-sided marketplace powering the expansive event ecosystem Manage Market Monetize Discover Interact Transact Event Goers (B2C) Event Creators (B2B)

Events.com Product Offerings 21 Events.com is a single, unified software and service solution built to allow Event Creators to save time and generate more revenue and allow Event Goers to discover and transact with their favorite events Event Creators (Create) Sponsor Sponsorship & brand activation Promote Marketing & promotion Execute Execution & onsite tools Insights Data & management tools Sell Management & sales Event Goers (Discover)(1) Explore Event search and discovery Find Event match & recommendations Buy One-click register & transactions Share Social attendance Belong Find events with your friends (1) V2 planned to launch out of stealth in 2025

Create Events.com Sell 22 Sell more tickets, save more time, make more money ● Build fully branded event ticketing pages ● Create multiple different ticket types with inventory management and price changes ● Add custom email confirmations with QR codes by product type and support multiple languages ● Add custom and conditional form questions with e-sign capabilities ● Allow split payments for attendees ● Build robust % or $ off promotions and create multi-quantity discounts Key Highlights

Create Events.com Sponsor 23 Helping organizers land the right sponsors, faster ● Keep track of prospective sponsor details ● Auto-fill proposals, agreements, and activation calendars ● Send and track proposals and agreements directly from your account ● Configure your event sponsorship offering from a robust library of templates ● Ensure a successful sponsorship with an activation calendar that includes sponsor instructions and deadlines Key Highlights

Create Events.com Promote 24 Helping organizers reach the right participants, faster ● Increase brand awareness by adding your event to our network of online calendars for free and automated event media network ● Launch automated digital marketing campaigns on 10+ channels in just a few minutes with your event listing details ● Choose your advertising budget and the social media channels where you wish to promote ● Increase ticket sales through digital marketing ads optimized for events Key Highlights Suggested Campaign Timing Optimized Campaign Spend Automated Targeting

Create Events.com Ad Exchange Media Network & Calendar 25 Fast, scalable reach from local to global ● Powered event calendars on thousands of media and entertainment websites ● Monetizable marketing inventory ● Automated event ad impressions across Google, Facebook and the Events Network ● Recurring and scalable revenue ● High-quality lead generation for Events.com platform Key Highlights

Create Events.com Execute 26 Helping organizers save time ● Check-in attendees and manage your event’s access points with a seamless mobile check-in app ● Rent tablets, chargers, backup batteries and hotspots ● Enable fast entry using QR codes or voice-recognition technology ● Get real-time reporting on check-in stats ● Sell tickets, registrations, and merchandise on-site with our Point of Sale Kit, which includes tablets, card readers, charging cables, tablet stands, receipt printers, and more Key Highlights

Create Events.com Insights 27 All the data you need at your fingertips ● Generate custom reports and access valuable insights to make better, faster decisions without spending money on additional analytics tools ● Access real-time data for your event sales ● Detailed analytics and marketing reports for calendar listings and advertising campaigns within the same platform you’re using for your event listings ● Monitor your affiliate program efforts and track comprehensive promo codes in real time Key Highlights

Events.com Discover recommends events based on our database of event goer information and by analyzing past event preferences and through friend and interest data Events.com Discover (V2 planned to launch out of stealth in 2025) • Millions of events • Curated suggestions • Participant engagement • Notifications • Interest based matching 28 The platform uses event goers’ past preferences, friends and current trends to recommend future events. *Beta launch shown

Discover Events.com Discover Is Key To Our Flywheel Opportunity 29 No one truly “owns” the event consumer Events.com has the opportunity to become the home for the event world More Event Creators Event creators know they can connect to their audience on Events.com More Events If you’re a hotel, you’re on hotels.com…if you’re an event, you’re on events.com More Event Goers Events.com - first to mind for consumers to find events

Discover UTILIZING AI & ML TO LEARN YOUR SPECIFIC INTERESTS AND CONNECT YOU WITH THE BEST EVENTS(2) Utilizing The Rapidly Evolving AI Landscape 30 The Events.com platform’s Intuitive User Interface and User Experience enables the seamless search for events based on one’s interest, past behavior and location, with 100+ event categories to explore Your Interests Events.com’s AI engine learns from each user’s individual interests, demographic, behaviors and locations 60M+ Annual Visitors(1) 200M+ Experiences(1) 7K Cities(1) Our Events Then the AI analyzes the data collected and identifies the best matches with events for every occasion (1) Source: Company data (2) V2 planned to launch out of stealth in 2025

Discover Aggregating A Robust Data Set of Experiences 31 50K+ Event Creators 60M+ Event Goers 200M+ Experiences 128 Countries Data From Over(1): Globally distributed, diverse interest matrix with millions of users & billions of data points (1) Data screen from Pick1 in partnership with IBM Watson, which was acquired by Evensi, which was acquired by Events.com (2) Forbes, October 5, 2023 (2) (1)

Historical Flow of Integrated M&A 32 Note: “ARPU” refers to average revenue per user (1) Acquisition is currently in progress Events.com is led by a highly experienced team with a multitude of acquisitions completed and planned in the industry 2013 Participant Identification & RFID 2019 Promotion & Media Network 2024 Parking Technology(1) 2024 Live Events 2024 Live Events 2022 Algorithmic Marketing & Discovery 2022 Sponsorship Technology 2022 Ticketing Technology Platform Expansion Client Growth Increase “ARPU” 2013 Registration & Event Management

Market Overview

Global Event Management is a Large Opportunity $936B $1.8T 2024E 2029E The Global Experience Economy is Massive 34 Events.com connects and powers the global experience ecosystem Large and Growing Market (1) Arizton, March 2024 (2) Markets and Markets, April 2024 (3) U.S. Bureau of Economic Analysis (4) Contentserv (5) Marketplace, October 19, 2023 Event Management Software is a High Growth Industry (1) (2) $95B 2023 US Live Entertainment Spending 74% Of Consumers Are Likely to Buy Based on Experiences Alone 23% Increase in Live Event Spending in 2023 (3) (4) (5) Key Trends $16B $35B 2024E 2029E

Events.com Market Position 35 Large Arena Events Pro Sports Big Name Concerts SERVING THE EXPANSIVE MID-MARKET & EXPANDING SMALL PRIVATE GET TOGETHERS WEDDING SHOWERS HOLIDAY PARTIES Festivals & Concerts Art & Leisure Charity & Causes Business & Technology Sport & Endurance Food & Drinks Nightlife & Theatre Wellness & Health

Levers for Growth 36 New Revenue Streams Innovative Marketing Expand Product Offerings Consumer Data Capitalization AI-Driven Personalization Expand Discover City-by-City Events.com has a comprehensive strategy to expand revenue velocity and customer engagement through a “buy, build, and partner” playbook Curve acceleration expected from future acquisitions

Key Business Metrics

How We Make Money We help event creators save time and make more money through a diverse set of current and future offerings Reliable, renewable, high-margin, low-maintenance revenue streams that aggregate data at scale 38 Transactions Subscription Services We charge attendees a processing fee as a % of the Gross Merchandise Value (GMV) for all transactions occurring on the platform, such as tickets, merchandise, parking, and more We charge monthly subscriptions for utilizing premium solutions, such as sponsorship management, and more We charge organizers for custom solutions and services, such as sponsor procurement, premium marketing, and more

Key Business Metrics

We serve a wide variety of events across diverse industries, from intimate gatherings to massive stadium spectacles

Self-Serve[1]		Managed[1]	
Allows event organizers to create and run their events autonomously		End-to-end dedicated Events.com support for event organizers	
Smaller Events	**~225 Attendees** Average Event Size	Larger Events	**~5,500 Attendees** Average Event Size
More Free Events	**~65%** Percent of Events with Paid Transaction	More Paid Events	**~94%** Percent of events with Paid Transaction
Lower Entry Price	**~$40**[2] Average Ticket Price	Higher Entry Price	**~$80**[2] Average Ticket Price
GMV / Event	**~$7.5k** Dollars Processed per Event	GMV / Event	**~$25k** Dollars Processed per Event

(1) Does not include Discover
(2) Average ticket price includes free events

events.com 39

Transaction Overview

SPAC Transaction Overview

Transaction Highlights(1)

Valuation

- $399M pro forma enterprise value of combined company
- Implied pre-money market capitalization of $314M
  - Excludes value of 4M earnout shares available to Events.com shareholders subject to share price targets

Financing

- Transaction expected to provide gross proceeds of up to $50M, through a PIPE or alternative financing and Cash in Trust after final redemptions

Deal Structure

- Events.com shareholders rolling 100% of their equity, expected to own ~72.4% of the combined entity

Sources and Uses(1)

Sources	($M)
Events.com Rollover Equity	$314
Cash in Trust / PIPE	$50
Total	**$364**

Uses	($M)
Equity to Events.com	$314
Cash to Balance Sheet	$35
Transaction Expenses	$15
Total	**$364**

Pro Forma Valuation at Close(1)

PF Shares Outstanding (M)	**43.4**
Share Price ($)	$10.00
PF Equity Value ($M)	**$434**
(-) PF Net Cash ($M)	($35)
PF Enterprise Value ($M)	**$399**

Pro Forma Ownership at Close(1)

	Shares (M)	% Own.
1 Events.com Equity	31.4	72.4%
2 SPAC Sponsor	7.0	16.1%
3 SPAC Public Shareholders / Other	5.0	11.5%



2
3
1

(1) Assumptions:

- Assumes no cash or debt on the balance sheet prior to the transaction
- Excludes the impact of certain Events.com convertible securities on the capitalization of the combined company
- 43.4M pro forma shares outstanding at $10.00 per common share
- Assumes $50.0M from a combination of cash retained in trust post extension and financing raised; SPAC cash amount is subject to change depending on the actual interest earned in the trust.
- All charts and tables exclude 5.4M sponsor warrants and 9.3M public warrants; All warrants have a strike price of $11.50 per common share
- SPAC sponsor shares includes 1M sponsor shares to be "transferred" to Events.com at close
- Excludes 4M earnout shares that will equally vest at each of the following price thresholds if the volume-weighted average price ("VWAP") of the Surviving PubCo Common Stock exceeds $12.50, $15.00, $17.50, and $20.0 for at least 20 trading days during any 30 consecutive trading day period

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Risk Factors 42 All references to the “Company,” “Events.com,” “we”, “us” and “our” refer to Events.com, Inc. prior to the consummation of the Proposed Transaction, and the combined company following the consummation of the Proposed Transaction. The risks presented below are certain of the general risks related to the Company’s business, industry and ownership structure and are not exhaustive. The list below is qualified in its entirety by disclosures contained in future filings by the Company, or by third parties (including Concord Acquisition Corp II) with respect to the Company, with the SEC. These risks speak only as of the date of this Presentation and neither the Company nor Concord makes any commitment to update such disclosures. The risks highlighted in future filings with the SEC may differ significantly from and will be more extensive than those presented below. • We are an early-stage company with a history of losses, and expect to incur significant losses for the foreseeable future. • We may not be able to achieve our expected business milestones or launch products on our anticipated timelines. • The COVID-19 pandemic has had a material negative impact on our business and operating results and any re-occurrence or similar pandemics could materially affect our business. • Our business is dependent on the continued occurrence of sporting events, concerts and theater shows and on relationships with buyers, sellers and distribution partners and any change in such occurrence or relationships could adversely affect our business. • Changes in Internet search engine algorithms or changes in marketplace rules could have a negative impact on traffic for our sites and ultimately, our business and results of operations. • We face intense competition in the event space. • If we do not continue to maintain and improve our platform and brand or develop successful new solutions and enhancements or improve existing ones, our business will suffer. • We may be adversely affected by the occurrence of extraordinary events or factors affecting concert, sporting and theater events. • We may be unsuccessful in potential future acquisition endeavors and we may not be successful in integrating past acquisitions into our business. • The failure to retain, motivate or integrate any of our senior management team or other skilled personnel could have an adverse effect on our business, financial condition or results of operations. • The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or applications of privacy regulations. • Unfavorable legislative outcomes, or outcomes in legal proceedings in which we may be involved, may adversely affect our business and operating results. • System interruption and the lack of integration and redundancy in our systems and infrastructure may have an adverse impact on our business, financial condition and results of operations. • Cyber security risks, data loss or other breaches of our network security could materially harm our business and results of operations. • We may fail to adequately protect or enforce our intellectual property rights or face potential liability and expense for legal claims alleging that the operation of our business infringes intellectual property rights of third parties. • Our payments system depends on third-party providers. • The announcement of the Proposed Transaction could disrupt Events.com’s business. • The dual class structure of our Common Stock has the effect of concentrating voting control with our co-founders. This will limit or preclude your ability to influence corporate matters, including the outcome of important transactions, including a change in control. • Directors and officers of Concord have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Proposed Transaction. • Concord stockholders will have a reduced ownership and voting interest after the Proposed Transaction and will exercise less influence over management. • The ability of Concord stockholders to exercise redemption rights with respect to a large number of shares could deplete Concord’s trust account prior to the Proposed Transaction and thereby diminish the amount of working capital of the combined company after the Proposed Transaction (the “Combined Company”). • Concord’s initial stockholders, directors, officers, advisors, and their affiliates may purchase shares or public warrants from public stockholders, which may reduce the public “float” of Concord’s Class A common stock. • The Proposed Transaction may not be completed by Concord’s business combination deadline in its organizational documents, as amended to date, and Concord may fail to obtain an extension of the business combination deadline. • There can be no assurance that the Proposed Transaction will achieve the Company’s objectives of providing the Company with sufficient capital, and if the Company requires additional capital to fund its operations or expected growth, there can be no assurance that the Company will be able to obtain such funds on attractive terms or at all, and the Combined Company’s stockholders may experience dilution as a result. • The Company and Concord have incurred and will incur substantial costs in connection with the Proposed Transaction and related transactions, such as legal, accounting, consulting, and financial advisory fees. • While the Company and Concord work to complete the Proposed Transaction, management’s focus and resources may be diverted from operational matters and other strategic opportunities. • If PIPE financing is not identified by the Company and Concord, or if identified, is consummated on different terms than those currently contemplated or fails to close and sufficient stockholders exercise their redemption rights in connection with the Proposed Transaction, Concord may lack sufficient funds to consummate the Proposed Transaction. • The Company’s operations may be restricted during the pendency of the Proposed Transaction pursuant to terms of the merger agreement for the Proposed Transaction. • The announcement of the Proposed Transaction could disrupt the Company’s relationships with its customers, suppliers and others, as well as its operating results and business generally. • Uncertainty about the effect of the Proposed Transaction may affect the Company’s ability to retain key employees and integrate management structures and may negatively impact its management, strategy and results of operations.

Risk Factors 43 • The consummation of the Proposed Transaction is subject to a number of conditions and if those conditions are not satisfied or waived, the merger agreement for the Proposed Transaction may be terminated in accordance with its terms and the Proposed Transaction may not be completed. • The Combined Company may incur successor liabilities due to conduct arising prior to the completion of the Proposed Transaction. • Subsequent to the completion of the Proposed Transaction, the Combined Company may be exposed to unknown or contingent liabilities and may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of its securities. • The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from the Combined Company’s business operations. • The Company’s management and current resources may not successfully or effectively manage the transition to a public company. • Future sales of common stock after the consummation of the Proposed Transaction may cause the market price of the Combined Company’s common stock to drop significantly, even if the Company’s business is doing well. • Following the Proposed Transaction, outstanding warrants will become exercisable for the Combined Company’s common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to the Combined Company’s stockholders. • The Combined Company does not intend to pay cash dividends for the foreseeable future. • The Combined Company may not meet the NYSE American’s initial listing criteria, and even if it does, the NYSE American may not continue to list the Combined Company’s securities on its exchange, which could limit the ability of investors in the Combined Company to make transactions in the Combined Company’s securities and subject the Combined Company to additional trading restrictions. • If the Proposed Transaction’s benefits do not meet the expectations of investors or securities analysts, the market price of Concord’s securities or, following the consummation of the Proposed Transaction, the Combined Company’s securities, may decline. • If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about the Combined Company’s business, the price and trading volume of its securities could decline. • There has been no prior public market for the Company’s securities. The stock price of the Combined Company’s common stock may be volatile or may decline regardless of its operating performance. • Legal proceedings may be instituted against the Proposed Transaction, which could delay or prevent or otherwise adversely impact the Proposed Transaction.